Teleflex Incorporated 2015 Investor Day May 21, 2015 – New York City

2 Jake Elguicze Treasurer and Vice President, Investor Relations

3 Forward Looking Statements/Non-GAAP Financial Measures All statements included in this presentation and our discussion, other than statements of historical fact, are “forward- looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business and the industry and markets in which we operate. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions which are difficult to predict. These risks and uncertainties are addressed in the our SEC filings, including our most recent Form 10-K. You should carefully read the factors described in the “Risk Factors” section of the Form 10-K for a description of certain risks that could, among other things, cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operation and financial condition. You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made, and we undertake no obligation to update or revise any forward-looking statement, regardless of future developments or availability of new information, except as may be required by law. This presentation includes certain non-GAAP financial measures, which include constant currency revenue growth, adjusted gross profit and margin, adjusted operating profit and margin, adjusted earnings per share, adjusted tax rate and free cash flow. Tables reconciling these non-GAAP measures to the most comparable GAAP measures and additional information regarding these non-GAAP measures are included in Appendix A to this presentation. The following slides reflect continuing operations. Forward Looking Statements Non-GAAP Financial Measures Additional Notes

4 Agenda Strategic Overview Benson Smith – Chairman, President and Chief Executive Officer Vascular Access, Anesthesia & Surgical Strategies & Product Innovations Liam Kelly – Executive Vice President and Chief Operating Officer Clinical Perspectives on Teleflex Solutions Dr. Matthew Kroh, Dr. Stephen Luney, Sheryl McDiarmid, RN Question and Answer Session Intermission

5 Agenda - Continued Financial Overview Thomas Powell – Executive Vice President and Chief Financial Officer Closing Summary Benson Smith – Chairman, President and Chief Executive Officer Question and Answer Session Product Demonstrations Lunch Reception

6 Tentative Fiscal Year 2015 Earnings Release Dates Second Quarter 2015 July 30, 2015 Third Quarter 2015 October 29, 2015 Fourth Quarter 2015 February 25, 2016 Note: dates are tentative until posted on www.teleflex.com.

7 Benson Smith Chairman, President and Chief Executive Officer

8 Focusing on the Future Strong. Diversified. Resourceful. As the global healthcare market continues to evolve, it holds more challenges and opportunities than ever before. Teleflex is well-positioned to capitalize on these dynamics. We are:  strong, with an established leadership position, a powerful R&D engine and an efficient global supply chain;  diversified, with an extensive product portfolio and a broad geographic reach; and  resourceful, with a flexible balance sheet, forward-thinking mindset and a commitment to cultivating innovation. Our team moves ahead with a sharp focus on the future, backed by a clear strategy to drive long-term growth.

9 To Our Shareholders We are dedicated to delivering improved patient care while reducing the cost of healthcare around the world. We believe that this commitment will steadily increase shareholder value. We measure our progress against our ability to meet three financial goals: 1. Grow revenues faster than the markets we serve 2. Steadily increase our gross and operating margins 3. Invest in and for our future

10 2014 Highlights Delivered constant currency revenue growth of 8.8% Executed on our acquisition strategy • Acquired MiniLap Technologies • Acquired Mayo Healthcare • Leveraged the Vidacare acquisition completed in 2013 Developed a multi-year facility restructuring plan to drive operational efficiency and lower costs Expanded our reach • Extended 33 existing agreements and forged 24 new relationships with healthcare purchasing groups and integrated delivery networks (IDNs) Fueled our Research & Development Engine • Launched 16 new products and line extensions

11 Teleflex Incorporated

12 Executing on our Acquisition Strategy Acquisitions have played an important role in the Company’s growth over the last several years • Enabled us to achieve economies of scale • Diversified our product portfolio • Strengthened our internal R&D efforts • Broadened our geographic reach

13 Executing on our Acquisition Strategy Established criteria used to target select opportunities, including: • Companies or products that fit into our existing strategic business unit franchises and call points • Products that provide a superior clinical benefit to existing alternatives, provide a cost benefit to a hospital, have strong IP and patent protection, and long life cycles

14 Late-Stage Technology Acquisitions

15 Distributor Acquisitions

16 Established Company Acquisitions

17 Driving Margin Growth Strategic focus continues to be on driving margin expansion and earnings growth through the creation of additional operating leverage

18 Driving Margin Growth 2014 manufacturing footprint realignment plan on-track • Involves consolidation of operations and a related reduction in workforce • Expected to be substantially complete by end of 2017 • Expect to achieve annualized savings of approximately $28 million to $35 million once the plan is fully implemented, and currently expect to begin realizing plan-related savings in 2015

19 Driving Margin Growth 2015 restructuring initiatives • Initiated programs associated with the reorganization of certain businesses and consolidation of certain facilities in North America • Expected to be substantially complete by the end of 2017 • Expect to achieve annualized savings of approximately $12 million to $14 million once programs have been fully implemented, and currently expect to begin realizing savings related to these programs in 2015

20 Driving Margin Growth Identified additional opportunities for margin improvement • Consolidation of raw materials purchasing • Cost-effective packaging options • Increasing use of automation Facility consolidation initiatives and additional margin expansion opportunities will enable Teleflex to manage through a cost- sensitive market

21 Leveraging Market Dynamics Global healthcare market is continuously evolving Healthcare utilization is influenced by: • Regulatory policy • Economic strength • Political status Teleflex is well-positioned to meet these challenges

22 Leveraging Market Dynamics Product portfolio that addresses the needs of multiple healthcare segments and customer bases that span the world During the past four years we have been executing on portfolio enrichment • Building businesses…not just introducing products • Creating a family of products to strengthen our strategic business units

23 Leveraging Market Dynamics – Vascular Access We are committed to remaining a leader in vascular access by influencing the rise of Vascular Access Specialists, ultimately improving efficiencies, outcomes and costs through our continued focus on the Right Line for the Right Patient at the Right Time.

24 Leveraging Market Dynamics – Anesthesia We are committed to developing solutions that deliver superior value and establish global clinical leadership in key platforms through purpose driven innovation.

25 Leveraging Market Dynamics – Surgical We are committed to further developing our position as a leading, global surgical device business focused on single use / disposable or reposable devices for minimally invasive general surgery. From Open to Close

26 Patient Population and Demographic Changes 1950 Population Population Profile • In 1950, there were very few Americans over the age of 85 Population Growth • In 2010, there was a statistically significant number of Americans over age 100 • Members of the Baby Boomer generation, now ages 51-68, are at or near retirement age 2010 Population United States Americans are living longer and the number of retirees is growing Source: Medical Device Manufacturers Association

27 Patient Population and Demographic Changes • By 2040, 20 percent of the population will be comprised of people age 65 and older • By 2050 an estimated 88.5 million persons will be 65 and older, essentially more than doubling the number in 2008 (38 million) • The number of U.S. residents over 85 years is projected to grow by more than 300 percent over the next 40 years U.S. Population Trends and Projections by Age, 1980 – 2060 Source: U.S. Bureau of the Census. Projected Population by Single Year of Age, Sex, Race, and Hispanic Origin for the United States: July 1, 2000 to July 1, 2050. Washington, August 2008. Source: U.S. Department of Commerce, Bureau of the Census. Projections of the Population by Age and Sex for the United States: 2010 - 2060. 13.0% 16.0% 19.3% 20.0% 20.1%

28 Healthcare Spending Distribution Source: Understanding U.S. Health Care Spending, NIHCM Foundation Data Brief, July 2011

What You Will Hear Today

29

Vascular Access, Anesthesia & Surgical Strategies & Product Innovations

Liam Kelly

- Vascular Access: Coatings Technologies, JACC, Endurance, Vidacare
- Anesthesia: LMA Protector, Autofuser, Mad Nasal, ISO-Gard
- Surgical: Hem-o-lok, Weck EFx, Weck Vista, MiniLap, Percuvance

Clinical Perspectives on Teleflex Technologies

Matthew Kroh, MD, FACS, Cleveland Clinic Lerner College of Medicine
Stephen Luney, MD, Royal Victoria Hospital, Belfast
Sheryl McDiarmid, RN, BScN, MEd, MBA, AOCN, ACNP, CVAA(c), The Ottawa Hospital

Financial Overview

Thomas Powell

- Historic financial performance and shareholder value creation
- 2015 guidance review
- Longer-term financial goals and objectives

Teleflex

30 Thank you for your attention

31 Liam Kelly Executive Vice President and Chief Operating Officer

32 Vascular Access

33 Vascular Access Strategic Objectives Antimicrobial Technology • ARROWg+ard Blue Plus® • ARROW® PICC with Chlorag+ard® Technology • ARROW® ErgoPak® System Thrombus Accumulation and Tip Malposition Protection • ARROW® JACC with Chlorag+ard® Technology • ARROW® PICC with Chlorag+ard® Technology • ARROW® VPS Vascular Positioning System Difficult Vascular Access • ARROW® EZ-IO® Intraosseous Access System • ARROW® Endurance™ Extended Dwell Peripheral Catheter System* We are committed to remaining a leader in vascular access through our continued focus on the Right Line for the Right Patient at the Right Time * Pending U.S. 510(k) clearance.

34 Drive Health Economic Value as a Solution Provider Cost Reductions Improved Efficiency Evidence-Based >90% of admissions need a Vascular Access Device (VAD)1 50% of measured Hospital Acquired Condition’s (HAC) are VAD related2 Annual cost due to Superbugs $33B In preventable healthcare expenditures3 $45,8144 Central-line associated bloodstream infection (CLABSI) Occlusion: 33% occlusion rates5 Malposition: 10-20% incidence6 EVERY DAY 4600 develop HAIs of those 271 will die More than7: • AIDS • Breast cancer • Auto accidents 1,2,3,4,5,6,7: See slide 167

35 ARROW® PICC with Chlorag+ard® Technology PRODUCT DESCRIPTION Pressure-injectable ARROW® PICCs with Chlorag+ard® Technology are the world’s first PICCs in the intravascular catheter marketplace with both broad-spectrum antimicrobial and antithrombogenic protection. Extra- and intraluminal protection helps reduce the colonization of some pathogens responsible for causing central line–associated bloodstream infections (CLABSIs).1,2 Chlorhexidine helps to reduce thrombus accumulation on the catheter surfaces.1 World’s first antimicrobial and antithrombogenic PICC now available in complete portfolio of single-, double- and triple-lumen formats and related kits. 1. As compared to uncoated PICCs, intravascular ovine model inoculated with Staph aureus. No correlation between these testing methods and clinical outcome has currently been ascertained. 2. In vitro data on file 2010. No correlation between these testing methods and clinical outcome has currently been ascertained.

36 ARROW® JACC™ with Chlorag+ard® Technology PRODUCT DESCRIPTION First and only long-term antimicrobial and antithrombogenic central venous catheter Designed for the placement of central venous catheters by Vascular Access Specialists Employs Chlorag+ard® Technology as a weapon against microbial colonization and thrombus accumulation on catheter surfaces for up to 30 days.1,2,3 1. As compared to uncoated PICCs, in vitro model measuring flush pressure post exposure to human blood. No correlation between these testing methods and clinical outcome has currently been ascertained. 2. In vitro data on file 2010. No correlation between these testing methods and clinical outcome has currently been ascertained. 3. In vitro data on file. No correlation between these testing methods and clinical outcome has currently been ascertained.

37 Case Study In a preliminary report of a recent 12-month trial at a Southern California Medical Center, the rate of CLABSI fell more than 88%1 • Reduction of 4.17 to 0.47 / 1000 catheter days • Eight-fold improvement in infection reduction 1 Rutkoff, G. 2014 The Influence of an Antimicrobial Peripherally Inserted Central Catheter on Central Line- Associated Bloodstream Infections in a Hospital Environment. JAVA 2014; 19(3): 172-17 $115,000 savings over 12 month period

Differentiate Long Dwell Market Segments

38

"CVC-related thrombosis and infections are frequently occurring complications … in patients with hematological malignancies … and can therefore not be seen as separate entities"[1]

Timsit study showed[2]:

- A **2.6-fold** increase in catheter-related sepsis in the presence of thrombosis

Raad study showed[3]:

- 31 patients (43%) had thrombosis present
  - Seven (23%) developed sepsis
- 41 patients (57%) had normal vessels
  - **NONE** had sepsis

1. Boersma R.S. et al. Thrombotic and infectious complications of central venous catheters in patients with hematological malignancies. Annals of Oncology 2008; 19: 433–442
2. Timsit, JF, Farkas, JC, Boyer, JM, Martin, JB et al. Central vein catheter-related thrombosis in intensive care patients. Incidence, risk factors, and relationship with catheter-related sepsis. Chest 1998; 114(1):207-213
3. Raad I, Luna M, Khali S, Costerton J, et al. The relationship between the thrombotic and infectious complications of central venous catheters. JAMA. 1994;271:1014-1016

Teleflex

Protect and Expand Short Dwell Markets
Expand EZ–IO® Device Use and Awareness

39


Potential
Endurance opportunity
DVA
(USG-IV, PICCs, EJs/IJs, IO)
~20M procedures[1,2]
EZ-IO opportunity
EVA
(CVC,IO)
~2M procedures[3,4]
Clinical Acuity

Difficult Vascular Access (DVA)

- **Difficult to Stick Patients (>2 sticks)**
- **Non-Urgent Care/Alert Patient**

Emergent Vascular Access (EVA)

- **Critical Care/Coding – Unresponsive patient**

1. Management estimates; based on US IVs sales with 5% DVA patient incidence rate.
2. Walsh G Difficult peripheral venous access: Recognizing and managing the patient at risk: JAVA 2008 Vol.13 No 4, 198-202
3. Management estimates; assumes 25% of US central venous catheter placements (CVC) are emergently/urgently placed for vascular access only.
4. Balls A, LoVecchio F, Mulrow M et al: Ultrasound guidance for central venous catheter placement: results from the central line emergency access registry database,. American Journal of Emergency Medicine 2010:28. 561-567

Teleflex

40 ARROW® EZ–IO® Intraosseous Vascular Access System PRODUCT DESCRIPTION The Arrow® EZ-IO® Intraosseous Vascular Access System is a fast vascular access option that provides peripheral venous access with central venous catheter performance. 1,2,3 1. Based on Proximal Humerus EZ-IO Device insertion site. 2. Hoskins SL, Nascimento P Jr., Lima RM, Espana-Tenorio, JM, Kramer GC. Pharmacokinetics of intraosseous and central venous drug delivery during cardiopulmonary resuscitation. Resuscitation 2011; doi:10.1016/j.resuscitation.2011.07.041 3. Hoskins SL, Zachariah BS, Copper N, Kramer GC. Comparison of intraosseous proximal humerus and sternal routes for drug delivery during CPR. Circulation 2007; 116:II_993.

41 ARROW® Endurance™ X-Dwell Peripheral Catheter System * PRODUCT DESCRIPTION ARROW® Endurance™ Extended Dwell Peripheral Catheter System is proposed as a single use peripheral catheter system intended for short-term dwell (less than 30 days) to permit delivery of infusion therapies, pressure monitoring, high pressure injection, and withdrawal of blood. The insertion device consists of an ergonomically designed handle with an integral echogenic needle that contains a passively-activated needle protection mechanism, guidewire with slider advancer, catheter release tab, and single- lumen catheter. The insertion device is designed as a closed system to contain blood throughout catheter insertion. * Pending U.S. 510(k) clearance.

42 Anesthesia

43 Anesthesia Strategic Objectives Purpose Driven Innovation • Product development focused on the elimination of airway-related complications • Safely managing patient pain • Reducing the learning-curve for procedures and increasing provider safety Build and Leverage Brand Equity • Capitalize on power brands (e.g. LMA) • Leverage LMA to build on endotracheal tube franchise Margin Expansion and Channel Effectiveness • Vertically integrate supply chain (i.e. laryngoscopes) • Continued investment in clinical education Transform from a product-centric approach to an outcome-driven business model that focuses on building strengths in key platforms and using technology to reduce cost and improve the health and quality of people’s lives

44 Purpose Driven Innovation We are committed to developing solutions that deliver superior value and establish global clinical leadership in key platforms through purpose driven innovations LMA® & Rusch® Airway Management Arrow® Acute Pain Management MAD® Atomization ISO-Gard® Caregiver Safety

45 Note: New product introductions subject to obtaining required governmental approvals and authorizations. LMA Protector™ Airway Second generation Laryngeal Mask Airway All parts with mucosal contact are made of silicone material for increased anatomical compliance, single use product Flexible, but fixed-curve, tube allows ease of insertion and anatomical conformity Patented dual gastric drainage channel and pharyngeal chamber designed to improve laryngeal seal during high volume regurgitation Integrated suction port to rapidly remove any gastric content during regurgitation Limited market release PRODUCT DESCRIPTION

46 Autofuser® Disposable Pain Pumps Ergonomic pump design that contains graduation marks for infusion monitoring Reservoir design reduces pressure needed to fill balloon Designed to provide uninterrupted continuous infusion during bolus usage Two choices of bolus dosages and three choices of bolus refill times PRODUCT DESCRIPTION

47 LMA® MAD Nasal™ Intranasal Mucosal Atomization Device Safe and painless way to deliver medication approved for nasal delivery with rapid absorption across mucosal membranes to a patient’s blood stream without an intravenous line With no danger of needle sticks at the point of drug delivery, no need to sterilize the delivery site, and no cumbersome and time-consuming IV setup, this intranasal mucosal atomization device delivers a mist of atomized medication PRODUCT DESCRIPTION

48 ISO-GARD® Mask with CleanAir™ Technology Assists in protecting clinicians by helping to potentially reduce hazardous waste anesthetic gas (WAG) in the PACU environment Reduces WAG within breathing zone of caregiver Creates a unidirectional flow of fresh oxygen to the patient’s nasal/oral area for inhalation At the same time, negative pressure or suction is applied to the port in the lower portion of the mask to scavenge the patient’s exhalation PRODUCT DESCRIPTION

49 Patient Exhaling Without ISO-GARD® Mask in Place Video courtesy of John Moenning, DDS, MSD

50 Video courtesy of John Moenning, DDS, MSD Patient Exhaling Post-Extubation with ISO-GARD® Mask in Place

51 Surgical

52 Surgical Strategic Objectives Closure • Increase penetration of manual and automatic ligation platforms • Optimize pull thru with robotic procedures Access • Increase penetration of Weck EFx® – Endo Fascial Closure System and Weck Vista® – Bladeless Laparoscopic Access Ports • Continued partnership with robotics provider Microlaparoscopy • Transform the standard of care from traditional laparoscopy to less invasive / percutaneous surgery for targeted procedures • MiniLap® Percutaneous Surgical System • Percuvance™ Percutaneous Surgical System To become a leading, global surgical device business focused on single use / disposable or reposable devices for minimally invasive general surgery

53 WECK® HEM-O-LOK® POLYMER LIGATION SYSTEMS WECK VISTA™ BLADELESS LAPAROSCOPIC ACCESS PORTS PILLING™ LAPAROSCOPIC INSTRUMENTS Creating a Suite of Minimally Invasive Surgical Products

54 Weck® Hem-o-lok® Polymer Ligation Systems Weck Hem-o-lok® polymer ligation clips are designed for cool ligation, lasting security and fast, efficient delivery – secure from the cartridge to the applier and on the vessel. The Weck Hem-o-lok® polymer ligation system unique design offers: • A flexible hinge that keeps the clip firmly seated in the applier jaws • Tactile feedback that confirms jaw seating and secure vessel placement • Distal locking clip to signal closure PRODUCT DESCRIPTION

55 Weck EFx® Endo Fascial Closure System The Weck EFx Endo Fascial Closure System is designed to minimize complications and costs associated with post-operative port-site herniation by providing reproducible, uniform closure through confidence, clarity and control. • Designed to reduce the risk of needle-stick injury • Tactile feedback for controlled insertion force • Facilitates unassisted approximation and suture removal • Facilitates consistent 1800 closure across the defect PRODUCT DESCRIPTION

56 Weck Vista® Bladeless Laparoscopic Access Ports The Weck Vista® bladeless laparoscopic access ports meet the many needs of the user by offering the broadest line of access ports including: • Optical entry • Balloon and cone open access ports • Standard ports with smooth or ridged cannula design • Reusable obturators compatible with single-use cannula only designs PRODUCT DESCRIPTION

57 The MiniLap® Percutaneous Surgical System Trocar-less entry improves surgical capability and patient outcomes. Multiple products to address various segments of laparoscopic surgery market. Complements Teleflex’s percutaneous surgery platform. PRODUCT DESCRIPTION

58 Percuvance™ Percutaneous Surgical System Percuvance™ Percutaneous Surgical System is intended to manipulate tissue and includes components that introduce a variety of instrument configurations into the abdominal cavity and requires a smaller incision site than traditional laparoscopic surgery. It offers a reusable handle that is compatible with interchangeable instrument tips, which include graspers, scissors and dissectors. Unlike other laparoscopic devices, the Percuvance™ System affords a percutaneous insertion into the patient without the use of a trocar. It is indicated for the means to penetrate soft tissue to access certain areas of the abdomen and used to grasp, hold and manipulate tissue during laparoscopic surgery. Limited market release PRODUCT DESCRIPTION

59 Percuvance™ Percutaneous Surgical System Video

60 Clinical Perspectives on Teleflex Solutions

61 Sheryl McDiarmid Advanced Practice Nurse in the Corporate Vascular Access Program at the Ottawa Hospital The opinions expressed herein are the clinician’s and do not reflect the views of Teleflex Incorporated.

62 Guest Speaker: Sheryl McDiarmid RN, BScN, MEd, MBA, AOCN, ACNP, CVAA(c) • Advanced Practice Nurse in the Corporate Vascular Access Program at The Ottawa Hospital • Leads a nursing team responsible for the annual insertion and maintenance of 5000 central access devices including PICCs, PORTs and tunneled catheters • Also responsible for the Home Total Parenteral Nutrition, Apheresis and Hemoglobinopathy programs • Member of the Board of Directors of CVAA (Canadian Vascular Access Association) • Sheryl McDiarmid will be paid an honorarium for, and be reimbursed for any expenses incurred in connection with her participation in today’s event

63 The Ottawa Hospital Civic Campus Heart Institute General Campus • Amalgamation of hospitals in 1998 • Canada’s largest teaching hospital • 1,200 inpatient beds • 50,000 admissions • 1 million outpatient visits

64 CVAD Insertions 2009 to Date Peripherally Inserted Central Catheters  8,000 outpatient insertions  15,000 inpatient insertions 23,000 PICCs PORTs Tunneled Catheters 3,000 450

65 Indications for PICC insertion 2009 - 2014 N = 22,748 (7963 outpatient/14785 inpatient) 0 5000 10000 15000 Indication N u m b e r Antibiotics Chemotherapy Difficult IV Access Total Parenteral Nutrition Other

66 PICC Associated Complications N=11,169 0 1000 2000 3000 4000 Type of Complication N u m b e r Migration Withdrawl Occlusion Complete Occlusion Fracture Other

67 All PICCs – Year over Year Interventions 0 100 200 300 400 500 600 700 800 900 1000 2012 N=1820 2013 N=1524 2014 N=1120 (8mths) Year N um be r Thrombolytics Assessed Line Flushed Line CXR Phone call Caps Loosened Other

68 Vascular Access Database V – ASK

69 Definitions Complete Occlusion • The inability to infuse or inject fluid into a catheter or to aspirate blood from a catheter Withdrawal Occlusion • The inability to aspirate blood from a catheter Migration • Any post insertion change in the external measurement of the catheter Malposition • Any catheter where the tip is in a suboptimal position

Why Trial the ARROW® PICC with Chlorag+ard® Technology? 70

Goal of Device Selection

Insertion of the least invasive device with the greatest possibility of delivering the prescribed therapy for the required time with the minimal number of catheters.[1]

Experienced thrombosis issue and exit site bleeding with BioFlo PICC (skin nick required because of their micro-introducer)

[1]The Infusion Nursing Standards of Practice, J Infus Nurs: 2006Jan-Feb;29(1 Suppl):S1-92.

Teleflex

71 Issues in Central Vascular Access Device Selection in Patients with Hematological Malignancies Prompt central access is essential Needs to be a robust device* • Chemotherapy • Transfusions • Antibiotics • Frequent blood procurement • Intensive therapy over minimum of 6 months Skaff, ER, Doucette, S, McDiarmid, S, Huebsch, L., & M Sabloff. Vascular Access Devices in Leukemia: A Retrospective Review amongst Patients Treated at the Ottawa Hospital with Induction Chemotherapy for Acute Leukemia. Leuk Lymphoma. 2011 Nov. McDiarmid, S., Hamelin, S., & L. Huebsch, Leading Change: Retrospective Evaluation of a Nurse Led Initiative in Vascular Access Options for Autologous Stem Cell Transplant Recipients Ranging From Hickman Catheters to Peripherally Inserted Central Catheters. INS. 2006,29(2) 81-88.

72 The ARROW® PICC with Chlorag+ard® Technology Trial Indications for PICC N=25 AML/Allogeneic HSCT Autologous HSCT Non Hodgkins Lymphoma

73 ARROW® PICC with Chlorag+ard® Technology Complications 1054 Catheter Days 0 2 4 6 8 10 12 N um be r Type Complete Occlusion Withdrawl Occlusion Bleeding from Site Thrombosis Migration Kinked • Zero infections for a high risk patient population (0 for > 1000 catheter days) • Occlusions treated with thrombolytics

74 Primary Complication Review: ARROW® PICC with Chlorag+ard® Technology (N=25, not yet statistically significant) Complication Comparative Status Factors Catheter-related Thrombosis Reduction in DVT • 1 @ day 11 (difficult insertion) • 1 @ day 20 Catheter-related infection No infections for > 1000 catheter days • High risk patients • Head-to-head data unable to track Catheter Occlusion Early occlusions treatable with thrombolytic • Training required (clamping sequence change from valve PICC) • Occlusion occurred in community setting • 1 kinked catheter (soft catheters) Exit site bleeding No additional increase • ARROW® sheaths – best in class • Sheaths reduce need for skin nick (dermatotomy)

75 All micro introducers are not equal!

76 Our insertion site 2 hours post insertion Our insertion site 24 hours post insertion

77 ARROW® PICC with Chlorag+ard® Technology: User Acceptability Easy to insert without guidewire – only 1 malposition during insertion We trimmed all lines so value of end technology not evaluated Easier to bolus patients without valve technology Blood drawing is quicker Slider clamp could be improved

78 Conclusions Easy transition for staff • Familiar with clamping of lines No central line infections in > 1000 line days Heparin is not needed when using a neutral displacement needleless connector ARROW® Sheath Introducer is considered an industry benchmark Continuing Chlorag+ard® Technology trial seeking quality improvements Note: The Arrow® PICCs with Chlorag+ard® Technology used in this study were provided by Teleflex free of charge.

79 Thank you for your attention

80 Dr. Stephen Luney Consultant Neuro Anesthesiologist – Royal Victoria Hospital, Belfast The opinions expressed herein are the clinician’s and do not reflect the views of Teleflex Incorporated.

81 Guest Speaker: Dr. Stephen Luney • Consultant Neuro Anesthesiologist – Royal Victoria Hospital, Belfast • Honorary Senior Clinical Lecturer – University of Birmingham, UK • Paid Consultant of Teleflex Incorporated

82 Obesity, Reflux and Prolonged Procedures

83 LMA® MAD Nasal™ Intranasal Mucosal Atomization Device and LMA Protector™ Airway *For use with drugs approved for intranasal delivery

84 LMA® MAD Nasal™ Intranasal Mucosal Atomization Device *For use with drugs approved for intranasal delivery

85 LMA® MAD Nasal™ Intranasal Mucosal Atomization Device At the point of drug delivery, use of the LMA® MAD Nasal™ Device eliminates the risk of needlestick injuries. There are a number of benefits associated with needle-free drug delivery:  Addresses concerns over transmission of blood-borne pathogens  A broader scope of healthcare workers can deliver drugs intranasally, without having to access of vein  Avoids costs associated with needlestick injury  Avoids time spent reporting and processing needlestick injuries  Avoids healthcare workers having to take time off work due to needlestick injuries *For use with drugs approved for intranasal delivery

86 LMA® MAD Nasal™ Intranasal Mucosal Atomization Device *For use with drugs approved for intranasal delivery

87 LMA Protector™ Airway

88 Limitations

89 LMA Unique® Airway LMA ProSeal® Airway LMA Fastrach® Airway LMA Supreme® Airway LMA Airway Devices

90 Second Seal™ Technology

91 Courtesy of Stephen R. Luney, MD

92 LMA Protector™ Airway

93 LMA Protector™ Airway – Function Open Channel/ passive air circulation Suction

94 LMA Protector™ Airway – Video

95 Thank you for your attention Teleflex, First Seal, LMA, LMA Fastrach, LMA ProSeal, LMA Protector, LMA Supreme, LMA Unique, MAD, MAD Nasal and Second Seal are trademarks or registered trademarks of Teleflex Incorporated or its affiliates. All other trademarks or registered trademarks are property of their respective owners. © 2015 Teleflex Incorporated. All rights reserved.

96 Dr. Matthew Kroh MD, FACS, Cleveland Clinic Lerner College of Medicine The opinions expressed herein are the clinician’s and do not reflect the views of Teleflex Incorporated.

Evolution of Minimally Invasive Surgery: Applications for Percuvance™System Matthew Kroh, MD Director, Surgical Endoscopy Surgical Director, Developmental Endoscopy Assistant Professor of Surgery Cleveland Clinic Digestive Disease Institute Dr. Kroh will be paid an honorarium for, and be reimbursed for any expenses incurred in connection with his participation in today’s event

Goals • Examine current techniques in minimally invasive surgery • Overview of successful and unsuccessful technologies to decrease impact of access • Review initial human clinical experience with Percuvance™ system

Introduction •1st cholecystectomy –(1880s) •1st laparoscopic cholecystectomy –(1987) •1st NOTES™ cholecystectomy –(2007) •1st SILS cholecystectomy –(1990?) Why change? • Patients’ perspective • Surgeons’ perspective • Industry • Marketing

Common Procedures

Anatomic Variants

Current Evolution Standard Laparoscopy Single Incision Laparoscopy

Surgeons’ Perspective • Laparoscopic cholecystectomy is standard of care • General surgeons’ current mindset on lap cholecystectomy • Key points necessary in traditional laparoscopic cholecystectomy 1. Superior and Lateral Retraction 2. Correct Identification of cystic duct and artery 3. Control of cystic duct and cystic artery 4. Safe removal of Gallbladder

Complications • Surgeon Experience • Anatomical misidentification • In-complete dissection of Triangle of Calot • Technical problems • Improper plane of dissection • Thermal Injuries • Tenting Injuries • Bile Duct Injuries • Common Bile Duct • Cystic Duct • Common Hepatic Duct • Bile Duct and Other Injuries • Cystic duct • Duct of Luschka • Gallbladder perforation • Bowel Injury

Single Incision Laparoscopy 5mm 10/12 mm 5mm 5mm Lap Chole 5mmx2 5/10/12 Single Site / Port Chole

SILS versus NOTES™ • What is the relationship between the two approaches? • Competing or complementary? Pearl, Ponsky. J Gastrointest Surg. 2008 Jul;12(7):1293-300.

Umbilical Incision Incision at the umbilicus, top of the fold to the inferior part of the fold Clean fascia for 3-5 cm platform

Post-Operative Intra-Op 10 Days Post-Op

• Patients underwent standard lap versus single site surgery • 1/2 didn’t remember technique • 1/3 preferred to eliminate umbilical incision

• Complications associated with new techniques • Some established, others new

Shortcomings of Single Port Surgery Potential Issues • Steep Learning Curve • Poor Ergonomics • Higher Mental Load • Increased Collisions

Application of Robotics Flexible Shaft Instruments dV SCOPE Silicone Port Insufflation fitting Curved Cannulae 5mm Accessory Cannula

Adoption of Robotic Prostatectomy

• Feasible, safe, no conversions • Longer operative times • Learning curve = change in technique

Why Percuvance™ System? Less invasive form of general surgery Equivalent performance to traditional laparoscopy Cost-effective Equivalent clinical outcomes

Percuvance Portfolio



Disposable 5mm Tool Tips
Atraumatic Grasper
Introducer (Veress Needle)
Scissors
Traumatic Grasper
Maryland Dissector
Disposable 2.9mm Shaft
Reusable Ratcheted Handle
5 & 10mm Trocar Seal Bridges

First in-Human Experience WHERE Cleveland Clinic WHAT 15 Lap General Procedures WHEN Feb 2015 WHO Drs. Matthew Kroh and Dr. John Rodriguez WHY  Demonstrate product performance  Generate clinical evidence  Develop procedural applications  Finalize data collection guidelines

Video courtesy of L Boni MD, FACS

Cleveland Clinic Experience • 15 initial cases • Broad spectrum- – Bariatric – Hernia – GI • Variable # of Percuvance instruments • Intra-op decision making changes

Conclusions • Minimally invasive surgery continues to evolve • Access techniques decrease morbidity • Recreating standard laparoscopic constructs with less invasive instruments may circumvent short-comings – Less trauma – Same conduct Information available upon request. Contact Teleflex Medical at 866.246.6990. Refer to MarCom Library Item MLIB-000310.

125 Thank you for your attention

126 Question and Answer Session

127 Intermission

128 Thomas Powell Executive Vice President and Chief Financial Officer

129 Focused on Shareholder Value Creation Portfolio of products capable of consistent, sustainable revenue growth Margin expansion from multiple drivers including: product mix, pricing, cost improvement programs, distributor conversions and M&A Reduction of effective tax rate Significant free-cash flow generation Disciplined approach to M&A and capital allocation

130 Focused on Shareholder Value Creation +8.4% CAGR, Constant Currency $1,493 $1,840 $3.83 $5.74 47.6% 51.5% $49.8 $222.7 +10.0% CAGR and + 390 bps +64.8% CAGR +14.4% CAGR

131 Focused on Shareholder Value Creation Note: Market data as of May 15, 2015. TFX: +139% IHI: +103% S&P: +69%

132 Adjusted gross margin expected to be between 53.0% and 54.0% Adjusted operating margin expected to be between 22.0% and 22.5% Adjusted earnings per share expected to be between $6.10 to $6.35 Reaffirming 2015 Guidance Constant currency revenue growth expected to be between 4.0% and 6.0%

133 Financial Strategy Earnings & Cash Flow Growth Drivers Revenue & Pricing Gross Margin Expansion SG&A / R&D Productivity Tax Focus is on building a business model with multiple avenues with which to drive earnings and cash flow M&A as a Growth Accelerator • New Products including Late-Stage Technology Acquisitions • Channel Growth • Selective Pricing • Distributor-to-Direct Conversions • Product Mix • Footprint Consolidation • Material Substitution and Packaging • Manufacturing and DC Automation/Cost-Outs • Fewer, Bigger, Better R&D Projects • Leverage Direct Sales and Distributor Network • Expand Shared Services Capabilities • Leverage Tax Efficient Structure • Acquisition Integration • Maximize Tax Effect of Footprint Changes and Capacity Shift

134 Adjusted operating margin expansion of 350 to 400 bps beyond 2015 level Teleflex Goals and Objectives 2016 - 2018 Consistently deliver 5-6% constant currency revenue growth, before M&A Adjusted gross margin expansion of 350 to 400 bps beyond 2015 level Free cash flow CAGR of 10% to 12% from 2014 to 2018

135 Volume / Share gains and New Products will drive base revenue growth Constant Currency Revenue Growth Goals & Objectives – 2016 to 2018 Incremental M&A as growth accelerator Volume / Share New Products Price N. America +mid-single EMEA +low/mid-single Asia +upper-single L. America +mid/upper-single Percuvance JACC Endurance LMA Protector MAD Nasal + 5-6% M&A1 (1) “M&A” represents M&A and Distributor Conversions completed in the past year Geographic Growth Key New Products

136 Adjusted Gross Margin Goals & Objectives 2016 – 2018 2011 - 2014 2015 2016 - 2018 +390 bps +150-250 bps Material Substitution • Product & Geographic Mix • Footprint Consolidation • Manufacturing Cost-Out • Less annual inflation 2016-18 Adjusted Gross Margin Drivers Incremental Opportunities • Potential additional footprint initiatives • M&A and distributor conversions +350-400 bps Other

137 Adjusted Operating Margin Goals & Objectives 2016 - 2018 Material Substitution Financial leverage will be enhanced by SG&A productivity initiatives +390 bps +80 bps 1 for 1 2011 - 2014 2016 - 2018 Med Device Tax Distributor Conversions Asia Channel Investment +350 to 400 bps +350 to 400 bps EMEA and N.A. sales management reorganizations Shared Service leverage M&A integration optimization Enhanced R&D Investment Clinical & Channel Investment In the past, required investment and device tax limited financial leverage

138 Adjusted Tax Rate Goals & Objectives 2016 – 2018 22.0% to 22.5% 26.0% to 27.0% Effective Tax strategy has yielded meaningful results; business strategies and macro-factors will limit additional near-term improvements 26% 20-21% 22-23% Business Strategy • Geographic mix • Manufacturing locations and N. America cost-out initiatives Foreign exchange Legislation • R&D Tax Credit • Uncertainty surrounding basis erosion and profit shifting (BEPS) and legislative reform 20% Rate Considerations Adjusted Tax Rate

139 Free Cash Flow Goals & Objectives 22.0% to 22.5% 26.0% to 27.0% Free Cash Flow projected to increase to $325 to $350 million by 2018. Free Cash Flow $223m $325m to $350m  10-12% CAGR  2015-18 Free Cash Flow total of approximately $1.0 to $1.2 billion  Remain focused on improving US cash generation Free cash flow defined as cash flow from operations minus capital expenditures.

140 Capital Allocation Priorities Quarterly dividend of $0.34 per share Productivity investments (e.g. footprint, automation) Distributor to direct conversions Late-stage technology acquisitions Strategic M&A

141 Acquisition Criteria 22.0% to 22.5% 26.0% to 27.0%  Strategic fit with existing business unit franchises and call points  Superior clinical benefit to existing alternatives  Cost benefit to a hospital  Strong IP and patent protection  Long product life cycles Established criteria are consistently used to screen acquisition targets

142 Positioned for Growth Established management team Leading portfolio of products capable of consistent, sustainable revenue growth. Compelling new product pipeline. Significant free-cash flow generation, disciplined approach to M&A and capital allocation. Strong track record of financial performance and shareholder returns Margin expansion opportunity from product mix, distributor conversions and cost-out opportunities.

143 Benson Smith Chairman, President and Chief Executive Officer

144 Closing Summary Global demographics more than offset cost pressures Consistently deliver 5-6% constant currency revenue growth, before M&A TFX is focused on driving long-term growth Disciplined approach to M&A and capital allocation Committed to adjusted gross and operating margin expansion Focused on product innovation and portfolio enrichment

145 Question and Answer Session

146 Thank you for your attention

147 Appendices

148 Appendix A Non-GAAP Reconciliation Tables and Notes

149 Notes on Non-GAAP Financial Measures This presentation includes the following non-GAAP financial measures: • Adjusted earnings per share. This measure excludes, depending on the period presented (i) goodwill impairment charges; (ii) charges associated with our restructuring programs; (iii) gain/(loss) on sales of businesses and assets; (iv) loss on extinguishment of debt; (v) losses and other charges, including acquisition and integration costs, charges related to facility consolidations, and charges related to contingent consideration liabilities, net of specified reversals, including a reversal of liabilities related to certain contingent consideration arrangements during the quarter ended March 31, 2014; (vi) the impact of charges associated with the early termination of interest rate swap; (vii) amortization of the debt discount on the Company’s senior subordianted convertible notes; (viii) intangible amortization expense; and (ix) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Adjusted gross profit and margin. This measure excludes, depending on the period presented, certain losses, other charges and charge reversals, primarily related to (i) a stock keeping unit rationalization program; (ii) acquisition and integration costs; and (iii) charges related to facility consolidations. • Adjusted operating profit and margin. This measure excludes, depending on the period presented, (i) the impact of restructuring and other impairment charges; (ii) net loss on sales of businesses and assets; (iii) the impact of a stock keeping unit rationalization program; (iv) changes related to severance payments and benefits provided to our former chief executive officer; (v) intangible amortization expense; and (vi) losses, other charges and charge reversals primarily related to acquisition and integration costs, facility consolidation charges, a litigation verdict against the Company with respect to a non-operating joint venture and the reversal of contingent consideration liabilities. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring and impairment charges, (ii) the impact of charges associated with the early termination of interest rate swap; (iii) amortization of the debt discount on the Company’s convertible notes, (iii) intangible amortization expense, (iv) the resolution of, or expiration of statutes of limitations with respect to, various prior years’ tax matters and (v) losses and other charges primarily related to related to acquisition and integration costs, facility consolidation charges, a litigation verdict against the Company with respect to a non-operating joint venture and the reversal of contingent consideration liabilities. • Free cash flow. This measure reflects cash flow from operations minus capital expenditures.

150 Notes on Non-GAAP Financial Measures (cont’d) The following slides in this Appendix A include tables reconciling the historical and 2015 forecasted non-GAAP financial measures included in the presentation to the most comparable GAAP measures. We have not provided a reconciliation of our forecasted 2016 through 2018 constant currency revenue growth to forecasted 2016 through 2018 GAAP revenue growth due to the unpredictability of future changes in foreign exchange rates. Similarly, we have not provided a reconciliation of our forecasted 2018 adjusted gross and operating margins or our forecasted 2016 to 2018 adjusted tax rate because we are unable to predict the effect of certain items that typically would result in adjustments to the most comparable GAAP measures. However, our forecasted 2018 adjusted operating margin and 2016 to 2018 adjusted tax rate currently assume adjustments for intangible amortization expense and contingent consideration liabilities that would result in our forecasted 2018 adjusted operating margin being approximately 3.0% greater than forecasted 2018 GAAP operating margin and 2016 to 2018 adjusted tax rate being approximately 0.4% lower than forecasted 2016 to 2018 GAAP tax rate.

151 Reconciliation of 2014 Constant Currency Revenue Dollars in Millions Note: GAAP results represent amounts per Form 10K. December 31, 2014 December 31, 2013 Constant Currency Currency Total Net Revenues 1,839.8$ 1,696.3$ 8.8% (0.3%) 8.5% Twelve Months Ended % Increase / (Decrease)

152 Reconciliation of 2014 Constant Currency Revenue CAGR Dollars in Millions Note: GAAP results represent amounts per Form 10K. 2011 2014 CAGR Revenue As-Reported $1,493 $1,840 7.2% Adjustment to reflect 2014 Revenue at 2011 foreign exchange rates $63 Constant Currency Revenue $1,493 $1,902 8.4%

153 Reconciliation of 2011 – 2014 Adjusted Gross Profit and Margin Dollars in Millions Note: GAAP results represent amounts per Form 10K. 2011 2012 2013 2014 CAGR Gross profit $708.8 $748.2 $838.9 $942.4 10.0% Percentage of revenue 47.5% 48.2% 49.5% 51.2% Losses, other charges and charge reversals 2.0 0.5 2.3 4.9 Adjusted gross profit $710.8 $748.7 $841.2 $947.3 10.0% Percentage of revenue 47.6% 48.3% 49.6% 51.5% Revenue $1,492.5 $1,551.0 $1,696.3 $1,839.8 In 2011, losses, other charges and charge reversals include costs attributed to stock keeping unit ("SKU") rationalization. In 2012, losses, other charges and charge reversals include acquisition costs. In 2013, losses, other charges and charge reversals include acquisition and integration costs; and the reversal of a reserve w ith respect to a previously announced SKU rationalization charge. In 2014, losses, other charges and charge reversals include acquisition and integration costs, and charges related to facility consolidations.

Reconciliation of 2011 – 2014 Adjusted Earnings per Share

154

Dollars in Millions, except per share amounts

	2011	2012	2013	2014	CAGR
Amounts attributable to common shareholders: income (loss) from continuing operations, net of tax	**$118.3**	**($182.7)**	**$151.3**	**$190.4**	
	$2.90	**($4.47)**	**$3.46**	**$4.10**	**12.2%**
Goodwill impairment, net of tax	$0.0	$315.1	$0.0	$0.0	
	$0.00	$7.71	$0.00	$0.00	
Restructuring and other impairment charges, net of tax	$2.3	$2.5	$30.7	$12.7	
	$0.06	$0.06	$0.71	$0.27	
Gain/(loss) on sales of businesses and assets, net of tax	$0.0	($0.3)	$0.0	$0.0	
	$0.00	($0.01)	$0.00	$0.00	
Loss on extinguishment of debt, net of tax	$0.0	$0.0	$0.8	$0.0	
	$0.00	$0.00	$0.02	$0.00	
Losses and other charges, net of tax	$15.1	$14.6	($0.6)	$0.9	
	$0.37	$0.36	($0.02)	$0.02	
Early termination of interest rate swap, net of tax	($7.0)	$7.0	$0.0	$0.0	
	($0.17)	$0.17	$0.00	$0.00	
Amortization of debt discount on convertible notes, net of tax	$6.2	$6.7	$7.2	$7.7	
	$0.15	$0.16	$0.16	$0.17	
Intangible amortization expense, net of tax	$27.0	$28.3	$33.4	$43.5	
	$0.66	$0.69	$0.76	$0.94	
Anti-dilutive effect on EPS	$0.0	$0.0	$0.0	$0.0	
	$0.00	($0.06)	$0.00	$0.00	
Tax Adjustment, net of tax	($5.5)	($9.0)	($11.1)	($4.0)	
	($0.13)	($0.22)	($0.25)	($0.09)	
Shares due to Teleflex under note hedge	$0.0	$0.0	$0.0	$0.0	
	$0.00	$0.03	$0.19	$0.33	
Adjusted income from continuing operations, net of tax	**$156.3**	**$182.2**	**$211.6**	**$251.2**	
Adjusted earnings per share from continuing operations	**$3.83**	**$4.43**	**$5.03**	**$5.74**	**14.4%**

In 2014, losses, other charges and charge reversals include the reversal of contingent consideration liabilities; acquisition and integration costs, and charges related to facility consolidations; and a litigation verdict against the Company with respect to a non-operating joint venture. In 2013, amounts include the reversal of contingent consideration liabilities; a litigation verdict against the Company with respect to a non-operating joint venture; acquisition and integration costs; reversal of a reserve with respect to a previously announced stock keeping unit ("SKU") rationalization charge; and the establishment of a litigation reserve. In 2012, amounts include acquisition and integration costs; and the gain on sale of businesses and assets. In 2011, amounts include loss on the extinguishment of debt; charges related to severance payments and benefits provided to our former chief executive officer; a loss on sale of businesses and assets; a charge associated with a SKU rationalization charge.

Teleflex

Note: GAAP results represent amounts per Form 10K.

155 Note: GAAP results represent amounts per Form 10K. Reconciliation of 2011 – 2014 Free Cash Flow Dollars in Millions 2011 2012 2013 2014 CAGR Net cash provided by operating activities from continuing operations $94.4 $194.6 $231.3 $290.2 45.4% Less: Capital expenditures 44.6 65.4 63.6 67.6 Free Cash Flow $49.8 $129.2 $167.7 $222.7 64.8%

156 Reconciliation of 2011 & 2014 Adjusted Operating Margin (Dollars in Millions) 2011 2014 GAAP operating profit $229.6 $284.9 Percentage of revenue 15.4% 15.5% Restructuring & impairment 6.0 17.9 Net loss on sales of businesses and assets 0.6 0.0 SKU rationalization 2.0 0.0 Executive severance costs 5.5 0.0 Intangible amortization expense 42.6 60.9 Loss and other charges and charge reversals 0.0 3.9 Adjusted operating profit $286.3 $367.6 Percentage of revenue 19.2% 20.0% 80 bps Revenue $1,492.5 $1,839.8 In 2014, losses and other charges include acquisition and integration costs; charges related to facility consolidations; a litigation verdict against the Company w ith respect to a non-operating joint venture; the reversal of contingent consideration liabilities.

157 Reconciliation of 2011 Adjusted Tax Rate (Dollars in Thousands) Twelve Months Ended December 31, 2011 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $145,100 $25,778 17.8% Restructuring and impairment charges 3,681 1,377 Early termination of interest rate sw ap (11,056) (4,024) Losses, other charges and charge reversals (A) 23,467 8,392 Amortization of debt discount on convertible notes 9,699 3,530 Intangible amortization expense 42,634 15,606 Tax adjustment (B) 0 5,499 Adjusted basis $213,525 $56,158 26.3% (A) In 2011, losses and other charges include the loss on extinguishment of debt; charges related to severance payments and benefits provided to our former chief executive off icer; a loss on sale of businesses and assets; and a charge related to a stock keeping unit (“SKU”) rationalization to eliminate SKU’s based on low sales volume or insuff icient margins to help improve future profitability. (B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations w ith respect to various prior years’ U.S. federal, state and foreign tax matters.

158 Reconciliation of 2014 Adjusted Tax Rate (Dollars in Thousands) Twelve Months Ended December 31, 2014 Income from continuing operations before taxes Taxes on income from continuing operations Tax rate GAAP basis $220,110 $28,650 13.0% Restructuring and impairment charges 17,869 5,190 Losses, other charges and charge reversals (A) 3,931 3,058 Amortization of debt discount on convertible notes 12,207 4,459 Intangible amortization expense 60,926 17,395 Tax adjustment (B) 0 4,041 Adjusted basis $315,043 $62,793 19.9% (A) In 2014, losses, other charges and charge reversals primarily relate to acquisition and integration costs; charges related to facility consolidations; a litigation verdict against the Company w ith respect to a non-operating joint venture; and reversals related to contingent consideration liabilities. (B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations w ith respect to various prior years’ U.S. federal, state and foreign tax matters.

159 Reconciliation of 2015 Constant Currency Revenue Growth Guidance Low High Forecasted GAAP Revenue Growth (2%) ─ Estimated impact of foreign currency fluctuations 6% 6% Forecasted Constant Currency Revenue Growth 4% 6%

160 Reconciliation of 2015 Adjusted Gross Margin Guidance Note: In 2015, losses, other charges and charge reversals relate to expenses associated with the 2014 manufacturing footprint realignment plan.

161 Reconciliation of 2015 Adjusted Operating Margin Guidance Note: In 2015, losses, other charges and charge reversals include expenses associated with the 2014 manufacturing footprint realignment plan; acquisition and integration costs, and charges related to facility consolidations; and the reversal of contingent consideration liabilities.

162 Reconciliation of 2015 Projected Adjusted Tax Rate Low High 2015 GAAP Projected Tax Rate 16.0% 17.0% Adjustments 4.0% 4.0% 2015 Adjusted Projected Tax Rate 20.0% 21.0% In 2015, adjustments consist of projected taxes associated w ith restructuring expenses, intangible amortization expense, amortization of debt discount on convertible notes, acquisition and integration costs, debt extinguishment, and contingent considerations liabilities.

163 Reconciliation of 2015 Adjusted Earnings per Share Guidance Note: “Restructuring, impairment charges and special items, net of tax” include: the effect of charges associated with our restructuring programs; losses and other charges, including acquisition and integration costs, charges related to facility consolidations, and charges related to contingent consideration liabilities, net of specified reversals; tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters; debt extinguishment costs; the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares).

164 Reconciliation of 2018 Free Cash Flow Goals & Objectives (Dollars in Millions) 2014 2018E CAGR Low High Low High Net cash provided by operating activities from continuing operations $290 $400 $430 8% 10% Less: Capital Expenditures 68 75 80 Free Cash Flow $223 $325 $350 10% 12%

165 Reconciliation of 2015 to 2018 Free Cash Flow Goals & Objectives (Dollars in Millions) Low High 2015 through 2018 Net Cash Provided by Operating Activities from Continuing Operations Goals and Objectives $1,300 $1,500 Less: 2015 through 2018 Capital Expenditure Goals and Objectives 300 300 2015 through 2018 Free Cash Flow Goals and Objectives $1,000 $1,200

166 Appendix B Additional Source Information

167 References to Slide 34 1. Zimlichman E, et al. Health care-associated infections: a meta-analysis of cost and financial impact on the US health care system. JAMA Intern Med. 2013;173(22):2039-2046. doi: 10.1001/jamainternmed.2013.9763. 2. O’Grady NP, Alexander M, Burns LA, et al., and Healthcare Infection Control Practices Advisory Committee (HICPAC). Guidelines for the prevention of intravascular catheter-related infections, 2011. Centers for Disease Control and Prevention. 2002;51(RR10):7-8. Available at: http://www.cdc.gov/hicpac/BSI/BSI-guidelines-2011.html. Accessed January 21, 2015. 3. National Action Plan to Prevent Healthcare-Associated Infections: Roadmap to Elimination. Washington, DC: U.S. Department of Health and Human Services; 2013. www.hhs.gov/ash/initiatives/hai/exec_summary.html 4. Health Care–Associated Infections: A Meta-analysis of Costs and Financial Impact on the US Health Care System; Eyal Zimlichman, MD, MSc; et al, JAMA Intern Med. 2013;173(22):2039-2046. 5. Hadaway LC. Reopen the pipeline. Nursing. 2005;35:54-61 6. Deitcher SR, et al. Safety and efficacy of Alteplase for restoring function in occluded central venous catheters: results of the cardiovascular thrombolytic to open occluded lines trial. J Clin Oncol. 2002;20:317-324. (Note: Supports that 81.1% of all catheters requiring occlusion clearance are cleared with first dose after 120 minutes, 92.9% with second dose after 120 minutes. This suggests 18.9% require a second dose and 7.1% of lines need replacement.) 7. National Action Plan to Prevent Healthcare-Associated Infections: Roadmap to Elimination. Washington, DC: U.S. Department of Health and Human Services; 2013. www.hhs.gov/ash/initiatives/hai/exec_summary.html